Exhibit 16

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

May 8, 2013

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Univest Tech, Inc.
SEC File No. 0-54171

On May 6, 2013 my appointment as auditor for Univest Tech, Inc. ceased. I have read Univest Tech, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 8, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant